UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2006 (August 28, 2006)

Endo Pharmaceuticals Holdings Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 28, 2006, the Company entered into an agreement with The Purdue Frederick Company and related companies (Purdue Frederick) providing for a complete settlement of Civil Action Nos. 00 Civ. 8029, 01 Civ. 2109, and 01 Civ. 8177 (SHS) (S.D.N.Y.) (Purdue Litigation) concerning the validity and enforceability of U.S. Patent Nos. 5,549,912, 5,508,042 and 5,656,295 relating to OxyContin (the Purdue Patents), as well as the alleged infringement by the Company and its subsidiary, Endo Pharmaceuticals Inc. (EPI), of the Purdue Patents. A copy of the settlement agreement, including all exhibits thereto, and the Company's press release issued on August 28, 2006 regarding this settlement, are attached hereto as Exhibits 99.1 and 99.2, respectively, both of which are hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1

Settlement Agreement, dated as of August 28, 2006, by and among Purdue Pharma L.P., The Purdue Frederick Company Inc. d/b/a/ The Purdue Frederick Company, The P.F. Laboratories, Inc., Euro-Celtique S.A., Endo Pharmaceuticals Inc. and Endo Pharmaceuticals Holdings Inc.

99.2	Press Release of Endo Pharmaceuticals Holdings Inc. dated August 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.

(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: August 29, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1

Settlement Agreement, dated as of August 28, 2006, by and among Purdue Pharma L.P., The Purdue Frederick Company Inc. d/b/a/ The Purdue Frederick Company, The P.F. Laboratories, Inc., Euro-Celtique S.A., Endo Pharmaceuticals Inc. and Endo Pharmaceuticals Holdings Inc.

99.2	Press Release of Endo Pharmaceuticals Holdings Inc. dated August 28, 2006.